SHARE EXCHANGE AGREEMENT

by and among

Medical Alarm Concepts Holdings, Inc.

a Nevada Corporation

and

Medical Alarm Concepts LLC

a Pennsylvania Limited Liability Company

effective as of June 24, 2008

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, made and entered into this 24 day of June, 2008, by and among Medical Alarm Concepts Holdings, Inc., a Nevada Corporation ("Medical Holdings"), and Medical Alarm Concepts LLC, a Pennsylvania Limited Liability Company ("Medical LLC"), and the unitholders of Medical LLC (“the Unitholders”).

Premises
A. This Agreement provides for the acquisition of Medical LLC whereby Medical LLC shall become a wholly owned subsidiary of Medical Holdings and in connection therewith, the issuance of a total of 30,000,000 shares of Medical Holdings to the Unitholders.

B. The boards of directors of Medical LLC and Medical Holdings have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE I
MEDICAL HOLDINGS, INC.

As an inducement to and to obtain the reliance of Medical LLC, Medical Holdings represents and warrants as follows:

Section 1.1 Organization. Medical Holdings is a corporation duly organized, and validly existing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Schedules attached hereto (hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Medical Holdings’ articles of incorporation or bylaws. Medical Holdings has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 1.2 Capitalization. The authorized capitalization of Medical Holdings consists of 100,000,000 Common Shares, $0.001 par value per share, and 50,000,000 shares of preferred. As of the date hereof, Medical Holdings has no common shares and no preferred shares issued or outstanding.

Section 1.3 Subsidiaries.  Medical Holdings has no subsidiaries.

Section 1.4 Tax Matters: Books and Records.

(a)	The books and records, financial and others, of Medical Holdings are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(b)	Medical Holdings shall remain responsible for all debts incurred by Medical Holdings prior to the date of closing.

Section 1.5 Litigation and Proceedings. Other than set forth in the documents filed with the Securities and Exchange Commission (the “SEC documents”), there are no actions, suits, proceedings or investigations pending or threatened by or against or affecting Medical Holdings or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Medical Holdings. Medical Holdings is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.6 Material Contract Defaults. Medical Holdings is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Medical Holdings, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Medical Holdings has not taken adequate steps to prevent such a default from occurring.

Section 1.7 Information. The information concerning Medical Holdings as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

Section 1.8 Title and Related Matters. Medical Holdings has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interest in properties and assets, real and personal (collectively, the “Assets”) free and clear of all liens, pledges, charges or encumbrances. Medical Holdings owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Medical Holdings’ business. No third party has any right to, and Medical Holdings has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly on in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Medical Holdings or any material portion of its properties, assets or rights.

Section 1.9 Compliance With Laws and Regulations. To the best of Medical Holdings’ knowledge and belief, Medical Holdings has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Medical Holdings or would not result in Medical Holdings incurring material liability.

Section 1.10 Insurance. All of the insurable properties of Medical Holdings are insured for Medical Holdings’ benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

Section 1.11 Approval of Agreement. The directors of Medical Holdings have authorized the execution and delivery of the Agreement by and have approved the transactions contemplated hereby.

Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Medical Holdings is a party or to which any of its properties or operations are subject.

Section 1.13 Governmental Authorizations. Medical Holdings has all licenses, franchises, permits or other governmental authorizations legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Medical Holdings of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE II
REPRESENTATIONS, COVENANTS AND WARRANTIES
OF MEDICAL LLC

As an inducement to, and to obtain the reliance of Medical Holdings, Medical LLC represents and warrants as follows:

Section 2.1 Organization. Medical LLC is a corporation duly organized, validly existing and in good standing under the laws of Pennsylvania and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Attached Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Medical LLC's certificate of incorporation or bylaws. Medical LLC has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 2.2  Subsidiaries. Medical LLC has no subsidiaries.

Section 2.3 Tax Matters; Books & Records.

(a)	The books and records, financial and others, of Medical LLC are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(b)	Medical LLC has no liabilities with respect to the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

(c)	Medical LLC shall remain responsible for all debts incurred prior to the closing.

Section 2.4 Information. The information concerning Medical LLC as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.5 Title and Related Matters. Medical LLC has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") free and clear of all liens, pledges, charges or encumbrances. Except as set forth in the Schedules attached hereto, Medical LLC owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Medical LLC's business. Except as set forth in the attached Schedules, no third party has any right to, and Medical LLC has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Medical LLC or any material portion of its properties, assets or rights.

Section 2.6 Litigation and Proceedings. There are no actions, suits or proceedings pending or threatened by or against or affecting Medical LLC, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Medical LLC. Medical LLC does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

Section 2.7 Contracts. On the Closing Date:

(a)	There are no material contracts, agreements, franchises, license agreements, or other commitments to which Medical LLC is a party or by which it or any of its properties are bound;

(b)
Medical LLC is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Medical LLC can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Medical LLC; and

(c)
Medical LLC is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

Section 2.8 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Medical LLC is a party or to which any of its properties or operations are subject.

Section 2.9 Material Contract Defaults. To the best of Medical LLC's knowledge and belief, it is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Medical LLC, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Medical LLC has not taken adequate steps to prevent such a default from occurring.

Section 2.10 Governmental Authorizations. To the best of Medical LLC’s knowledge, Medical LLC has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Medical LLC of the transactions contemplated hereby.

Section 2.11 Compliance With Laws and Regulations. To the best of Medical LLC's knowledge and belief, Medical LLC has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Medical LLC or would not result in Medical LLC 's incurring any material liability.

Section 2.12 Approval of Agreement. The directors of Medical LLC have authorized the execution and delivery of the Agreement and have approved the transactions contemplated hereby.

ARTICLE III
EXCHANGE PROCEDURE AND OTHER CONSIDERATION

Section 3.1 Share Exchange/Delivery of Medical LLC Securities. On the Closing Date, Medical LLC shall transfer all of its membership interests to Medical Holdings, so that Medical LLC shall become a wholly owned subsidiary of Medical Holdings.

Section 3.2 Issuance of Medical Holdings Common Shares. In exchange for all of the Medical LLC membership interests referenced in Section 3.1, Medical Holdings shall issue to the Unitholders a total of 30,000,000 shares to the Unitholders listed in Schedule A. The 30,000,000 Medical Holdings common shares which are restricted in accordance with Rule 144 of the 1933 Securities Act.

Section 3.3 Events Prior to Closing. Upon execution hereof or as soon thereafter as practical, management of Medical Holdings and Medical LLC shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced herein below.

Section 3.4 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on or about June 20, 2008 ("Closing Date").

Section 3.5 Termination.

(a)
This Agreement may be terminated by the board of directors or majority interest of shareholders of Medical Holdings or Unitholders of Medical LLC, respectively, at any time prior to the Closing Date if:

(i)
there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

(ii)	any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

In the event of termination pursuant to this paragraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

(b)
This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Medical Holdings if Medical LLC shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Medical LLC contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Medical LLC. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

(c)
This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Medical LLC if Medical Holdings shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Medical Holdings contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Medical Holdings. If this Agreement is terminated pursuant to this paragraph (d) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

In the event of termination pursuant to paragraph (b) or (c) of this Section 3.5, the breaching party shall bear all of the expenses incurred by the other party in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

Section 3.6 Officers and Directors of Medical Holdings and of Medical LLC After Acquisition. After the Closing Date, the officers and directors of Medical Holdings and Medical LLC shall remain unchanged.

ARTICLE IV
SPECIAL COVENANTS

Section 4.1 Access to Properties and Records. Prior to closing, Medical Holdings and Medical LLC will each afford to the officers and authorized representatives of the other full access to the properties, books and records of each other, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request.

Section 4.2 Availability of Rule 144. Medical Holdings and Medical LLC unitholders holding "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act will remain as “restricted securities.” Medical Holdings is under no obligation to register such shares under the Securities Act, or otherwise. The stockholders of Medical Holdings and Medical LLC holding restricted securities of Medical Holdings and Medical LLC as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

Section 4.3 Special Covenants and Representations Regarding the Medical Holdings Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the Medical Holdings Common Shares to the Unitholder of Medical LLC as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Medical LLC Unitholders acquire such securities.

Section 4.4 Third Party Consents. Medical Holdings and Medical LLC agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.5 Actions Prior and Subsequent to Closing.

(a)	From and after the date of this Agreement until the Closing Date, except as permitted or contemplated by this Agreement, Medical Holdings and Medical LLC will each use its best efforts to:

(i)	maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(ii)	maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iii)	perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

(b)	From and after the date of this Agreement until the Closing Date, Medical LLC will not, without the prior consent of Medical Holdings:

(i)	except as otherwise specifically set forth herein, make any change in its articles of incorporation or bylaws;

(ii)	declare or pay any dividend on its outstanding Common Shares, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

(iii)	enter into or amend any employment, severance or agreements or arrangements with any directors or officers;

(iv)	grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any Common Shares; or

(v)	purchase or redeem any Common Shares.

Section 4.6 Indemnification.

(a)
Medical Holdings hereby agrees to indemnify Medical LLC, each of the officers, agents and directors and current unitholders of Medical LLC as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

(b)
Medical LLC hereby agrees to indemnify Medical Holdings, each of the officers, agents and directors and current unitholders of Medical Holdings as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF MEDICAL LLC

The obligations of Medical LLC under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.1 Accuracy of Representations. The representations and warranties made by Medical Holdings in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Medical Holdings shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by Medical Holdings prior to or at the Closing. Medical LLC shall be furnished with a certificate, signed by a duly authorized officer of Medical Holdings and dated the Closing Date, to the foregoing effect.

Section 5.2 Director Approval. The Board of Directors of Medical Holdings shall have approved this Agreement and the transactions contemplated herein.

Section 5.3 Officer's Certificate. Medical LLC shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Medical Holdings to the effect that: (a) the representations and warranties of Medical Holdings set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; (b) Medical Holdings has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective Date; (c) since such date and other than as previously disclosed to Medical LLC, Medical Holdings has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Medical Holdings, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Medical Holdings Schedules, by or against Medical Holdings which might result in any material adverse change in any of the assets, properties, business or operations of Medical Holdings.

Section 5.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Medical Holdings.

Section 5.5 Other Items. Medical LLC shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Medical LLC may reasonably request.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF MEDICAL HOLDINGS

The obligations of Medical Holdings under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

Section 6.1 Accuracy of Representations. The representations and warranties made by Medical LLC in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Medical LLC shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Medical LLC prior to or at the Closing. Medical Holdings shall have been furnished with a certificate, signed by a duly authorized executive officer of Medical LLC and dated the Closing Date, to the foregoing effect.

Section 6.2 Director Approval. The Board of Directors of Medical LLC shall have approved this Agreement and the transactions contemplated herein.

Section 6.3 Officer's Certificate. Medical Holdings shall be furnished with a certificate dated the Closing date and signed by a duly authorized officer of Medical LLC to the effect that: (a) the representations and warranties of Medical LLC set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and (b) Medical LLC had performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date.

Section 6.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Medical LLC.

ARTICLE VII
MISCELLANEOUS

Section 7.1 Brokers and Finders. Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.2 Law, Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, United States of America.

Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed to such address as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

Section 7.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.5 Confidentiality. Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 7.7 Third Party Beneficiaries. This contract is solely between Medical Holdings and Medical LLC and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

Section 7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.11  Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.12 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 7.13 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 7.14 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 7.15 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

Section 7.16 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.17 Failure of Conditions; Termination. In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement. In such event, the party that has failed to fulfill the conditions specified in this Agreement will be liable for the other party’s legal fees. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

Section 7.18 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 7.19 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 7.20 Amendment. At any time after the Closing Date, this Agreement may be amended by a writing signed by both parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.21 Conflict of Interest. Both Medical LLC and Medical Holdings understand that Anslow & Jaclin, LLP is representing both parties in this transaction which represents a conflict of interest. Both Medical LLC and Medical Holdings have the right to different counsel due to this conflict of interest. Notwithstanding the above, both Medical LLC and Medical Holdings agree to waive this conflict and have Anslow & Jaclin, LLP represent both parties in the above-referenced transaction. Both Medical LLC and Medical Holdings agree to hold this law firm harmless from any and all liabilities that may occur or arise due to this conflict.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

MEDICAL ALARM CONCEPTS HOLDINGS, INC.

By:  /s/ Howard Teicher

MEDICAL ALARM CONCEPTS LLC

By:  /s/ Ronnie Adams

SCHEDULE A

SHAREHOLDER	# OF SHARES
Howard Teicher	9,375,000
Ronnie Adams	9,375,000
Paul Green	3,900,000
Allen Polsky	3,000,000
Nick Cannone	500,000
Dee Eyink	200,000
Jennifer Loria	2,000,000
Richard Krepol	150,000
Jerry Payes	150,000
Joe Parisi	200,000
Michael Calderon	100,000
Walt Pechedlock	100,000
Nick Scarane	150,000
Joe Russato	50,000
BALANCE	750,000
TOTAL	30,000,000